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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of OpenROUTE Networks, Inc. on Form S-8 (File No. 333-61545 and File No. 333-31055) of our reports dated February 11, 1998, except as to the segment information for the years ended December 31, 1997 and 1996 presented in Note 8, for which the date is March 26, 1999, on our audits of the consolidated financial statements and financial statement schedule of OpenROUTE Networks, Inc. as of December 31, 1997 and 1996, and for the two years ended December 31, 1997 which reports are included or incorporated by reference in this Annual Report on Form 10-K.

                                                      PricewaterhouseCoopers LLP

Boston, Massachusetts
March 31, 1999